SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 23, 1996



                  PACKAGING RESEARCH CORPORATION
              (Exact name of registrant as specified in charter)



      Colorado                       0-11426                 84-0750762
(State or other jurisdiction       (Commission            (I.R.S. Employer
 of incorporation                   File No.)          Identification No.)



            2582 South Tejon Street, Englewood, Colorado 80110
        (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code:  (303) 936-2363



                           Not Applicable
            (Former name, former address and former fiscal year,
                        if changed since last report)

Item 1-2.   Not Applicable.

Item 3.     Mama Rizzo's, Inc. Bankruptcy.

      (a) On August 23, 1996, Mama Rizzo's, Inc. ("MRI" the "Corporation"), a Colorado corporation, and a 97.4% owned subsidiary of Packaging Research Corporation (the "Company"), filed a voluntary petition seeking relief under Chapter 11 of title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado. The Company is debtor in possession effective August 23, 1996.

            The Corporation had assumed a substantial amount of liabilities when it purchased Mama Rizzo's which were incurred by the prior owners. MRI has to date not been able to generate sufficient cash flow or raise sufficient capital to service those obligations, and MRI is in default under a number of those obligations, some of which have been guaranteed by the Company. As a result, management has been considering various alternatives for restructuring MRI, including a possible sale of that business. Pending the completion of any such restructuring, and in order to enable MRI to continue operations, MRI filed for Chapter 11 bankruptcy protection.

Item 4-6.   Not Applicable.

Item 7.     Financial Statements and Exhibits

            (a)-(b)    Not Applicable.

            (c)   Exhibits.

                  Not Applicable.

Item 8.     Not Applicable.
                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   PACKAGING RESEARCH CORPORATION



Date:  September 6, 1996           By: /s/ ROBERT H. PORTER
                                   Name:  Robert H. Porter
                                   Title: Secretary